NON-COMPETITION,
NON-SOLICITATION, NON-DEFAMATION AND CONFIDENTIALITY AGREEMENT

    THIS NON-COMPETITION, NON-SOLICITATION, NON-DEFAMATION AND CONFIDENTIALITY AGREEMENT (the “Agreement”) made and entered into this ____ day of ________, 202__, by and between the Mosaic Company or any entity with which it is or hereafter may become affiliated or any successor in interest to the Mosaic Company (referred to as “Company”) and ____________ (hereinafter referred to as “Employee”).

WITNESSETH

    WHEREAS, Company and Employee acknowledge that Company has a substantial and legitimate business interest in, among other things, its confidential business information, trade secrets, customer goodwill, customer and vendor lists, pricing, methods of business operation, methods and techniques, and substantial relationships with specific prospective and existing customers;

WHEREAS, Company and Employee recognize and acknowledge that in the performance of these services, and in the performance of this Agreement, Employee will acquire certain trade secrets, confidential information, sensitive business information, personnel and information system information, marketing data, business expertise, and information concerning customer and vendor relationships of Company. Employee further acknowledges that the foregoing information is a legitimate, valuable and basic business property right of Company, and that the same is information and knowledge not generally known in the public domain, or part of the skills which Employee will acquire during his/her employment with Company;

    WHEREAS, Company desires to be able to impart said confidential information and trade secrets to Employee with the secure knowledge that such confidential information and trade secrets will be solely and strictly used for its sole benefit and not to the detriment of Company, directly or indirectly, by Employee, or any of his/her agents, servants, future Employees or future employers;

    NOW THEREFORE, in consideration of the foregoing, Employee’s employment or continued employment, and of the mutual covenants and restrictions contained herein, and other valuable consideration, the receipt of which is hereby acknowledged, each of the parties, their respective personal representatives, heirs, successors and assigns, intending to be legally bound hereby agree as follows:

    1.    EMPLOYMENT AND ACCESS TO COMPANY INFORMATION. In consideration for entering into this Agreement, Company agrees to employ or continue to employ Employee for an unspecified period of time and to afford Employee the commitments set forth in the Senior Management Severance and Change in Control Agreement by and between Company (the “Severance Agreement”). During the course of Employee’s employment, Employee may have access to Company’s trade secrets, confidential information, sensitive business information, personnel and information system information, marketing data, business expertise, and information concerning customer and vendor relationships, all of which are necessary to Employee’s ability to perform Employee’s work obligations for Company. Unless otherwise specified in a separate agreement, nothing contained herein shall in any way alter the employment-at-will nature of Employee’s employment. Employee and Company retain the right to terminate the employment relationship at any time for any reason or no reason, with or without cause. Subject to its obligations under the Severance Agreement, Company retains the sole and complete discretion to alter any term or condition of employment, including but not limited to

Employee’s responsibilities, position, compensation, and Company’s method of determining Employee’s compensation, and doing so is no defense to enforcement of this Agreement.
    2.    NONCOMPETITION COVENANT. For purposes of this paragraph, the term “Restricted Area” shall mean Florida, Minnesota, New Mexico, Illinois, Louisiana, North Carolina, Saskatchewan, Canada, Brazil, Saudi Arabia, China, India, Paraguay and Peru, as well as any other states or countries where Company currently has, or may during the Employee’s term of employment hereafter expand its, operations. Activities that are competitive to Company include, but are not limited to, any business or activity involved in the design, development, manufacture, sale, marketing, production, distribution, or servicing of phosphate, potash, nitrogen, fertilizer, or crop nutrition products, or any other significant business in which Company is engaged or preparing to engage as of the date of Employee’s termination.
Employee agrees that, during his/her employment with Company and for a period of eighteen (18) months or, in circumstances where Employee receives the enhanced severance benefits payable under the Severance Agreement upon a Qualifying CIC Termination, twenty-four (24) months (the applicable period, the “Restriction Period”) after termination of said employment, whether voluntary or involuntary, with or without cause, Employee will not within the Restricted Area:
(a) engage in any activities competitive to Company, whether as an owner, agent, executive, consultant, employee, associate, contractor, or in any other capacity;
(b) provide or offer to provide products or services competitive to those offered by Company;
(c) compete directly or indirectly with Company for the business of Company’s existing, prospective or former customers, including, without limitation, assisting any other individual or entity, of whatever type or description, in providing any such competing products or services. For purposes of this Agreement, existing, prospective or former customers of Company shall mean any and all customers or prospective customers of Company to or with whom Company or Executive provide(d) services, offer(ed) to provide services, had substantial contact during the last two (2) years of Executive’s relationship with Company, or about which Executive learned Confidential Information as that term is defined in paragraph 5 hereof; and/or
(d) provide advice to, consult with, or provide any services whatsoever to any individual or business that in any way competes, or is preparing to compete with Company.
3.    NONSOLICITATION/NONACCEPTANCE COVENANT. Employee agrees that during his/her employment with Company and during the Restriction Period, Employee will not, directly or indirectly:

(a) solicit or counsel any existing, prospective or former customer or business partner of Company, regardless of such person's or entity's location, to terminate any business relationship with Company and/or commence a similar business relationship with any other individual or entity; and/or

(b) accept or service, with or without solicitation, any business from any existing, prospective or former customer, business partner, or employee of Company, regardless of such person's or entity's location.

    4.    NONSOLICITATION OF EMPLOYEES COVENANT. Employee agrees that during his/her employment with Company and during the Restriction Period, Employee will not: (i) solicit any of Company’s executives, employees, agents or independent contractors to terminate any business relationship with Company; (ii) on behalf of any other individual or entity, encourage or hire (or assist anyone else to hire) any of Company’s executives, agents, employees or independent contractors or any person who was a Company executive, agent, employee or independent contractor at any time in the 90 days prior to such actions (“Former Company Associates”); and/or (iii) provide to any other individual or entity the identity of any of Company’s executives, agents, employees or independent contractors that Employee considers important, valuable, and/or critical to Company’s business or of any Former Company Associate that was important, valuable and/or critical to the Company’s business.

    5.    CONFIDENTIALITY COVENANT. Employee recognizes and acknowledges that during the course of employment with Company, Employee has had or will have access to trade secret and other confidential information related to the Company’s business that Employee agrees to keep confidential at all times. Such confidential information includes, but is not limited to, any and all documents received or generated by Company or its executives or employees; customer lists, customer records, technical data, internal financial data, customer financial information, information regarding sales, costs, pricing, profits, operation techniques and procedures, service developments or improvements, processes, business and strategic plans, financial forecasts, sales and earnings information and trends, overhead and other costs, accounting information, banking and financing information, product and merchandising information, information concerning offered or proposed products or services, bids, products or services specifications, data, drawings, performance characteristics, features, capabilities and plans, vendor contracts, acquisition targets, development and delivery schedules, customer and supplier contact information, customer preference data, purchasing habits, sales history, computer hardware and software, research and development objectives, information belonging to or provided in confidence by any individual, customer, supplier, trading partner, as well as any other information to which Employee had access solely by reason of Employee’s employment with the Company, and any other information that derives economic value from being confidential to or trade secrets of Company (hereinafter “Confidential Information”). With respect to this Confidential Information, Employee agrees as follows:

a.    Employee will not, during or after the term of employment: (i) publish, disclose, or make accessible any Confidential Information or any part thereof, to any person, firm, corporation, or association or other entity for any reason whatsoever; or (ii) use or generate benefit from such information, except during employment with Company and for the benefit of Company, in either case without prior written permission of the highest ranking executive officer of Company. 1

b.    Prior to the termination of Employee’s employment with Company, Employee shall return to Company all Confidential Information in Employee’s possession, regardless of whether Employee has such information in hard copy or electronic form, including but not limited to, any papers, lists, books, files, computer diskettes, USB storage devices, other portable storage devices, DVDs, CDs, laptops, tablets, mobile phones, cloud or internet based storage, or any other location that may contain Company’s Confidential Information.

c.    Employee acknowledges and agrees that disclosure of Confidential Information by Employee would cause irreparable harm to Company. In the event there is a breach or a threatened breach by Employee of the provisions of this paragraph, Company shall be entitled to an injunction restraining Employee from disclosing in whole or in part such information, generating a benefit from such information, or rendering a service to any person, firm, corporation, association, or other entity, to whom such information has been disclosed. Nothing herein shall be construed as prohibiting Company from pursuing such other remedies as may be
1 For the CEO, change this reference to the Board of Directors.

available to it for such breach or threatened breach, including recovery of damages from Employee.

6.    REMEDIES FOR BREACH OF COVENANTS. Company and Employee acknowledge that the remedies at law for any breach of the covenants herein shall be inadequate and that Company shall be entitled to injunctive relief without notice to Employee. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies Company or its successors may have for such breach. Employee further agrees that upon a violation of Sections 2, 3, 4 or 5 of this Agreement, the period during which the covenants therein shall apply will be extended by the number of days equal to the period of such violation.

7.    WORKS MADE BY INDIVIDUAL. Any written materials or works Employee has created or will create during Employee’s work for Company which relate in any way to actual or potential business of Company, its customers and/or business units, shall be considered Company property. Employee assigns Employee’s right, title and interest in any such proprietary ideas based on Company property to Company, and agrees at any time to execute any and all documents that Company shall request to evidence the assignment of any such right, title or interest to Company. This Agreement does not apply to works that are or have been developed entirely by Employee on Employee’s own time without use of Company’s facilities, supplies, equipment, information or trade secrets, and that do not relate to Company or its business.

    8.    NON-DISPARAGEMENT.     Employee agrees not to make any statements, verbally or in writing, that disparage or subvert, the Company or any of its affiliated entities, or its or their products, services, finances, operations, or any aspect of the respective businesses, or current or former officers, executives, directors, shareholders, Executives, managers or agents. Employee further agrees not to engage in, or induce or encourage others to engage in, any conduct injurious to the reputation or interest of Company or its affiliated entities. Nothing herein shall prevent Employee from providing truthful testimony under oath or to a government agency or as otherwise required by law or from acting in compliance with applicable whistleblower laws. Employee’s obligations in this Section extend beyond the date of termination of employment with Mosaic and shall be binding upon Employee’s heirs, assigns, agents, advisors, and legal representatives.

9.INVALID PROVISION. In the event any provision of this Agreement should be or become invalid or unenforceable, such facts shall not affect the validity and enforceability of any other provision of this Agreement. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then any such restriction or covenant shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.
    10.    CONSTRUCTION. Language in all parts of this Agreement shall be construed as a whole according to its fair meaning. The parties agree that this Agreement is the product of joint authorship, and in the event of any ambiguity, the Agreement shall not be construed against any party.

    11.    APPLICABLE LAW AND VENUE. This Agreement shall be interpreted under and governed by the laws of the State of Florida. The parties waive all objections to personal jurisdiction as not being residents of Florida. The parties hereto agree that the exclusive venue for any disputes arising out of or related in any way to this Agreement shall be either the state courts in Hillsborough County, Florida or the United States District Court for the Middle District of Florida, Tampa Division.

    12.    AMENDMENTS OR MODIFICATIONS.     No amendments or modifications to this Agreement shall be binding on any of the parties unless such amendment or modification is in writing and executed by all of the parties to this Agreement. No term, provision or clause of this Agreement shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and executed by the highest ranking executive officer of Company.
13.    SUCCESSORS, ASSIGNS AND INTENDED THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of Company’s successors and assigns, parents, subsidiaries, and affiliated companies and be enforceable by Company’s successors and assigns, parents, subsidiaries and affiliated companies without the need for any additional action by Employee. Employee hereby expressly agrees to the assignment of this Agreement as well as its restrictive covenants to a successor of Company and agrees that such successor may enforce this Agreement and its restrictive covenants against Employee. Employee expressly understands and agrees that Company has many related/affiliated entities, including subsidiaries, and that any or all of said related/affiliated entities, including subsidiaries, are intended third party beneficiaries of this Agreement and may enforce any or all of the terms of this Agreement against Employee.
14.    PROTECTED ACTIVITIES. Pursuant to 18 U.S.C. § 1833(b), Employee understands that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company that (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to Employee’s attorney and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Employee understands that if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding if Employee (A) files any document containing the trade secret under seal, and (B) does not disclose the trade secret, except pursuant to court order. Further, nothing in this agreement or any other agreement Employee may have with the Company shall prohibit or restrict Employee from (i) voluntarily communicating with an attorney retained by Employee, (ii) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, or any state or local commission on human rights, or any self-regulatory organization regarding possible violations of law, in each case without advance notice to the Company, (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, (iv) disclosing any information (including confidential information) to a court or other administrative or legislative body in response to a subpoena, court order or written request (with advance notice to the Company prior to any such disclosure to the extent legally permitted), or (v) disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Company.
15.SURVIVING PROVISIONS. All of the provisions of this Agreement, including but not limited to the restrictions and remedies survive the termination of Employee’s employment, irrespective of the grounds or reasons for such termination, including termination by Company for any reason, or no reason at all.

16.REASONABLENESS. Employee acknowledges that the restrictions hereby imposed are fair and reasonable and are reasonably required for the protection of Company. Employee has voluntarily and knowingly entered into this Agreement and agrees that this

Agreement will not prevent Employee from finding suitable employment should Employee’s employment terminate.

17.DISCLOSURE OF AGREEMENT. Employee shall, and Company may, disclose this Agreement and its terms to any future or prospective employer of Employee and to any customer or business partner, or prospective customer or business partner of Company.

18.WAIVER OF JURY TRIAL. Employee and Company hereby knowingly, voluntarily and intentionally waive any right either may have to a trial by jury with respect to any litigation related to or arising out of, under or in conjunction with this Agreement.

19.SEVERABLE AND INDEPENDENT PROVISIONS. Company and Employee acknowledge that the obligations in this Agreement shall be severable and independent from any other provisions of Employee’s employment relationship with Company, and the existence of any claim or cause of action that Employee may have against Company will not constitute a defense to the enforcement of this Agreement by Company.

20.NO VIOLATION OF PRIOR AGREEMENTS. Employee represents and warrants that neither the exercise of Employee’s duties as an Employee of Company, Employee’s execution of this Agreement nor Employee’s performance hereunder will constitute a violation of any existing restrictive covenants given to any former employer or other third party.

21.ACKNOWLEDGEMENT. Employee acknowledges having read this Agreement in full and completely understands all of its terms and obligations and enters into this Agreement freely and voluntarily.

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IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date set forth above.

The Mosaic Company

By: _______________________________
    ______________
Its:     ______________

Date: ___________________________

Employee

________________________________
(Print Name)

________________________________
(Signature)

Date: ___________________________